EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17027, 333-26047, 333-34492 and 333-64002) of PW Eagle, Inc. (formerly Eagle Pacific Industries, Inc.) of our report dated February 1, 2002, except for Note 4, as to which the date is March 27, 2002, relating to the financial statements and financial statement schedule information which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota
March 27, 2002